COMFED, M. H. C.
                               660 U.S HIGHWAY ONE
                         NORTH PALM BEACH, FLORIDA 33408
                                 (561) 881-4800

                      NOTICE OF SPECIAL MEETING OF MEMBERS

                          To Be Held on _____ __, 1998

        NOTICE IS HEREBY GIVEN that a special meeting ("Special Meeting") of the members of ComFed, M. H. C. (the "Mutual Holding Company") will be held at the ____________ located at ___________, __________, _________, Florida _____ on
______ __, 1998 at ____ p.m., Eastern Time, to consider and vote upon:

        1. The approval of the Plan of Conversion of the Mutual Holding Company and Agreement and Plan of Reorganization, as amended, between Community Savings Bankshares, Inc., a newly formed Delaware corporation (the "Company"), the Mutual Holding Company, Community Savings Bankshares, Inc., a federal corporation (the "Mid-Tier Holding Company"), and Community Savings, F. A. ("Community Savings" or the "Association"), pursuant to which the Association organized the Company and, upon consummation of the following transactions, will become a wholly owned subsidiary of the Company: (1) the Mutual Holding Company, which currently holds 51.34% of the outstanding shares of common stock of the Mid-Tier Holding Company, will convert from mutual form to a federal interim stock savings association and simultaneously merge into the Association, with the Association being the surviving entity; (2) the Mid-Tier Holding Company, which currently holds 100% of the common stock of the Association, will convert to a federal interim stock savings association and simultaneously merge into the Association, with the Association being the surviving entity; (3) the Association will then merge with an interim institution to be formed as a wholly owned subsidiary of the Company, with the Association being the surviving entity; (4) the outstanding shares of Mid-Tier Holding Company common stock (other than those held by the Mutual Holding Company, which will be cancelled) will be converted into shares of the Company's common stock pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the Company as they currently own of the Mid-Tier Holding Company (as adjusted for waived dividends), before giving effect to such shareholders purchasing additional shares in a concurrent stock offering by the Company or receiving cash in lieu of fractional shares; and (5) the offer and sale of shares of the Company's common stock; and

        2. Such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

        The Board of Directors has fixed ____ __, 1998 as the voting record date for the determination of members entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. Only those members of the Mutual Holding Company of record as of the close of business on that date will be entitled to vote at the Special Meeting or at any such adjournment.

                                              By Order of the Board of Directors



                                              Deborah M. Rousseau
                                              Secretary

North Palm Beach, Florida
_____ __, 1998

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     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND MARK THE ENCLOSED
PROXY CARD FOR ADOPTION OF THE PLAN AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE. RETURNING A PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOUR VOTE IS IMPORTANT. NOT VOTING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN. VOTING ON THE PLAN DOES NOT REQUIRE YOU TO PURCHASE STOCK IN THE OFFERINGS.

--------------------------------------------------------------------------------

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                                COMFED, M. H. C.


                                 PROXY STATEMENT


                           SPECIAL MEETING OF MEMBERS
                           TO BE HELD ON _____ _, 1998

                                  INTRODUCTION

        This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of ComFed, M. H. C. (the "Mutual Holding Company") of proxies to be voted at the Special Meeting of Members of the Mutual Holding Company (the "Special Meeting") to be held on ____ _, 1998 at ___________________ located at _____________ , ________, Florida _____ at ___
p.m., Eastern Time, and at any adjournments thereof. This Special Meeting is being held for the purpose of considering and voting upon a Plan of Conversion of the Mutual Holding Company and Agreement and Plan of Reorganization, as amended (the "Plan" or the "Plan of Conversion"), between Community Savings Bankshares, Inc., a newly formed Delaware corporation (the "Company"), the Mutual Holding Company, Community Savings Bankshares, Inc., a federal corporation (the "Mid-Tier Holding Company"), and Community Savings, F. A. ("Community Savings" or the "Association"), pursuant to which the Association organized the Company and, upon consummation of the following transactions, will become a wholly owned subsidiary of the Company: (1) the Mutual Holding Company, which currently owns approximately 51.34% of the outstanding common stock of the Mid-Tier Holding Company (the "Mid-Tier Holding Company Common Stock"), will convert from mutual form to a federal interim stock savings association and simultaneously merge into the Association, with the Association being the surviving entity; (2) the Mid-Tier Holding Company will convert to a federal interim stock savings association and simultaneously merge into the Association, with the Association being the surviving entity; (3) the Association will then merge with an interim institution ("Interim") to be formed as a wholly owned subsidiary of the Company, with the Association being the surviving entity; (4) the outstanding shares of Mid-Tier Holding Company Common Stock (other than those held by the Mutual Holding Company, which will be cancelled) (the " Public Mid-Tier Holding Company Shares") will be converted into shares of common stock of the Company (the "Exchange Shares") pursuant to a ratio (the "Exchange Ratio") that will result in the holders of such shares owning in the aggregate approximately the same percentage of the Company as they owned of the Mid-Tier Holding Company (as adjusted for waived dividends), before giving effect to such shareholders purchasing additional shares in a concurrent stock offering by the Company or receiving cash in lieu of fractional shares; and (5) the offer and sale of shares of the Company's common stock (the "Conversion Stock") pursuant to the Plan. The offer and sale of the Conversion Stock and the reorganization are referred to herein as the "Conversion."

        VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY PERSON TO PURCHASE CONVERSION STOCK. A COPY OF THE COMPANY'S PROSPECTUS ACCOMPANIES THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SEE "INCORPORATION OF INFORMATION BY REFERENCE," "HOW TO OBTAIN ADDITIONAL INFORMATION" AND "AVAILABLE INFORMATION."

                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

        Depositors and certain borrowers of the Association are Members of the Mutual Holding Company under its current Charter (the "Members"). All of the Members as of the close of business on ____ _, 1998 (the "Voting Record Date") who continue to be Members on the date of the Special Meeting or any adjournment thereof will be entitled to vote on the Plan of Conversion. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

        At the Special Meeting, each depositor Member will be entitled to cast one vote for every $100, or fraction thereof, of the total withdrawal value of all of his accounts in the Association as of the Voting Record Date up to a maximum of 1,000 votes. As of the Voting Record Date, the Association had approximately _____ Members, the holders of which are entitled to cast a total of approximately ______ votes at the Special Meeting.

        Pursuant to Office of Thrift Supervision ("OTS") regulations, consummation of the Conversion is conditioned upon the approval of the Plan by the OTS, as well as (1) the approval of the holders of at least a majority of the total number of votes eligible to be cast at the Special Meeting by the
Members as of the close of business on the Voting Record Date, and (2) the approval of the holders of at least two-thirds of the shares of the outstanding Mid-Tier Holding Company Common Stock held by the Mutual Holding Company and the holders of the Public Mid-Tier Holding Company Shares (the "Public Shareholders") (collectively, the "Shareholders") as of the Voting Record Date at a Special Meeting of Shareholders called for the purpose of considering the Plan (the "Shareholders' Meeting.") In addition, the Mutual Holding Company, the Mid-Tier Holding Company, the Association and the Company (collectively, the "Primary Parties") have conditioned the consummation of the Conversion on the approval of the Plan by the holders of at least a majority of the votes cast, in person or by proxy, by the Public Shareholders at the Shareholders' Meeting. The Mutual Holding Company intends to vote its shares of Mid-Tier Holding Company Common Stock, which amount to 51.34% of the outstanding shares, in favor of the Plan at the Shareholders' Meeting.

        This Proxy Statement and related materials are first being mailed to Members on or about ______ __, 1998.

        THE AFFIRMATIVE VOTE OF A MAJORITY OF THE TOTAL VOTES ELIGIBLE TO BE CAST AT THE SPECIAL MEETING IS REQUIRED FOR APPROVAL OF THE PLAN OF CONVERSION.

                                     PROXIES

        The Board of Directors of the Mutual Holding Company is soliciting the proxy which accompanies this Proxy Statement for use at the Special Meeting. Each proxy solicited hereby, if properly executed, duly returned before the Special Meeting and not revoked prior to or at the Special Meeting, will be voted at the Special Meeting in accordance with the Member's instructions indicated thereon. If no contrary instructions are given on the proxy, the proxy, if signed, will be voted in favor of the Plan of Conversion. If you do not return a proxy or vote at the meeting, it will have the same effect as a vote against the Plan of the Conversion. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their discretion. Except with respect to procedural matters incident to the conduct of the meeting, no additional matters are expected to come before the Special Meeting.

        Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Mutual Holding Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Proxies are being solicited only for use at the Special Meeting and any and all adjournments thereof and will not be used for any other meeting.

        Proxies may be solicited by officers, directors and employees of the Mutual Holding Company personally, by telephone or further correspondence without additional compensation.

        Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of individual retirement accounts and Keogh trusts established at the Association, the beneficiary may direct the trustee's vote on the Plan of Conversion by returning a completed proxy card to the Mutual Holding Company. FOR RETIREMENT ACCOUNTS AND KEOGH TRUSTS, IF NO PROXY CARD IS RETURNED, THE TRUSTEE WILL VOTE IN FAVOR OF APPROVAL OF THE PLAN OF CONVERSION ON BEHALF OF SUCH BENEFICIARY.

        THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU DO NOT INTEND TO PURCHASE COMMON STOCK. THIS WILL ENSURE THAT YOUR VOTE WILL BE COUNTED.

                    INCORPORATION OF INFORMATION BY REFERENCE

        The Company's Prospectus dated ____ _, 1998 is incorporated herein by reference. The Prospectus sets forth a description of the Plan of Conversion and the related offering of common stock by the Company under the caption "The Conversion." Such caption also describes the effects of the Conversion on the shareholders of the Mid-Tier Holding Company and the members of the Mutual Holding Company, including the tax consequences of the Conversion and the establishment of a liquidation account for the benefit of certain depositors of the Association. Upon consummation of the Conversion, the charter of the Association will be amended to delete current Section 8, which establishes a priority for deposit account holders as creditors in certain situations. A new
Section 8 will be added to the charter to provide for a liquidation account. These amendments are being voted upon by the Mid-Tier Holding Company's shareholders to comply with applicable regulations of the OTS.

        Information regarding the Company, the Association, the Mid-Tier Holding Company and the Mutual Holding Company are set forth in the Prospectus under the captions "Summary - Community Savings Bankshares, Inc.," "- Community Savings,
F. A," " - The Mid-Tier Holding Company" and " - ComFed, M. H. C." The Prospectus also describes the business and financial condition of the Mid-Tier Holding Company and the Association under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial statements of the Mid-Tier Holding Company are included in the Prospectus. See also "Selected Financial Data" in the Prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the Conversion, the historical capitalization of the Mid-Tier Holding Company and the pro forma capitalization of the Company and other pro forma data are set forth in the Prospectus under the captions "Use of Proceeds," "Capitalization" and "Pro Forma Data," respectively.

        The Prospectus sets forth certain information as to the Mid-Tier Holding Company Common Stock beneficially owned by (i) the directors and executive officers of the Mid-Tier Holding Company, and (ii) all directors and executive officers of the Mid-Tier Holding Company as a group. The executive officers and directors of the Mid-Tier Holding Company and the Association are identical. See "Management - Beneficial Ownership of Mid -Tier Holding Company Common Stock" in the Prospectus.

        The Prospectus also provides information regarding the names, ages, business experience and compensation of the Mid-Tier Holding Company's and Association's directors and executive officers, as well as the benefit plans. See "Management" in the Prospectus.

                              REVIEW OF OTS ACTION

        Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the FEDERAL REGISTER, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R. ss.563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the OTS by the clerk of the court and thereupon the OTS files in the court the record in proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

        You may request in writing a copy of the Plan of Conversion from the Mutual Holding Company. Any such requests should be directed to Deborah M. Rousseau, Secretary, ComFed, M. H. C., 660 U.S. Highway One, North Palm Beach, Florida 33408. So that you have sufficient time to receive and review the requested materials, it is recommended that any such requests be sent so that they are received by the Mutual Holding Company by noon, Eastern Time, on ____ __, 1998.

                              AVAILABLE INFORMATION

        The Mutual Holding Company has filed with the OTS an Application for Conversion pursuant to which it will reorganize in accordance with the terms of the Plan. This Proxy Statement and the Prospectus omit certain information contained in such Application. The Application may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20055 and at the office of the Regional Director of the OTS located at 1475 Peachtree Street, Atlanta, Georgia 33309.

        The Company has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-1 (File No. 333-______) under the Securities Act with respect to the Common Stock being offered in the Conversion. This Proxy Statement and the Prospectus do not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies may be obtained at prescribed rates from the Public Reference Section of the SEC at the same address. In addition, the SEC maintains a web site that contains registration statements and other reports regarding registrants that file electronically with the SEC (such as the Company). The address of the SEC's web site is http://www.sec.gov. The statements contained in the Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.


                                ---------------

        PLEASE REMEMBER TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR IMPORTANT VOTE WILL BE COUNTED AT THE SPECIAL MEETING.

                                ---------------

        THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR THE SOLICITATION OF ANY OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

COMFED, M. H. C.                                                 REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMFED, M. H. C. (THE "MUTUAL HOLDING COMPANY") FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ____ _, 1998 AND ANY ADJOURNMENT THEREOF.

     The undersigned, being a member of the Mutual Holding Company, hereby authorizes the Board of Directors of the Mutual Holding Company, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of the Mutual Holding Company to be held at the ___________ located at _____________, __________, Florida, _____
_, 1998, at ____ p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

         (1) To approve and adopt a Plan of Conversion of the Mutual Holding Company and Agreement and Plan of Reorganization between Community Savings Bankshares, Inc., a newly formed Delaware Corporation (the "Company"), the Mutual Holding Company, Community Savings Bankshares, Inc., a federal corporation (the Mid-Tier Holding Company), and Community Savings, F. A. (the "Association") (the "Plan of Conversion"), pursuant to which the Association organized the Company and, upon consummation of the following transactions, will become a wholly owned subsidiary of the Company: (i) the Mutual Holding Company, which currently owns approximately 51.34% of the Mid-Tier Holding Company, will convert from the mutual form to a federal interim stock savings association and simultaneously merge with and into the Association, with the Association being the surviving entity; (ii) the Mid-Tier Holding Company will convert to a federal interim stock savings association and simultaneously merge with and into the Association with the Association being the surviving entity; (iii) the Association will then merge with an interim institution to be formed as a wholly owned subsidiary of the Company, with the Association being the surviving entity; (iv) the outstanding shares of Mid-Tier Holding Company common stock (other than those held by the Mutual Holding Company, which will be cancelled) will be converted into shares of the Company's common stock pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the Company as they currently own of the Mid-Tier Holding Company, before giving effect to such shareholders purchasing additional shares in a concurrent stock offering by the Company or receiving cash in lieu of fractional shares; and (v) the offer and sale of shares of the Company's common stock.

      [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

         In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of members, matters incident to the conduct of the Special Meeting, and upon such other matters as may properly come before the Special Meeting.



                   (Continued and to be signed on other side)

         THIS PROXY, IF EXECUTED, WILL BE VOTED FOR ADOPTION OF THE PLAN OF CONVERSION IF NO CHOICE IS MADE HEREIN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of ComFed, M. H. C. called for ____ _, 1998 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.


                                              Date:  _____________________, 1998

                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Signature

                                              Note:  Please  sign  exactly  your
                                              name(s)  appear(s)  on this  Proxy
                                              Card.   Only  one   signature   is
                                              required  in the  case  of a joint
                                              account.   When   signing   in   a
                                              representative  capacity,   please
                                              give title.

                                              I/WE  WILL  ___  WILL   NOT___  BE
                                              ATTENDING THE SPECIAL MEETING.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.